Exhibit 99.1

Ammended Attachment A — TWP and Patrick Fourteau hereby ammend Appendix A as follows
To 10b5-1 Selling Plan dated June 5, 2007
For Patrick Fourteau
Thomas Weisel Partners shall sell according to the following instructions:

Day order sales at market price:

Sale Date(1)	Sale Instructions	# of shares to sell	Limit price or market	Grant Date	Grant Type	Option Strike Price
10/31/07	Day order	17,000	Market	10/31/05	RS	NA
12/7/07	Day order	2,900	Market	12/7/06	RS	NA
1/24/08	Day order	2,500	Market	1/24/06	RS	NA
10/31/08	Day order	17,000	Market	10/31/05	RS	NA
12/7/008	Day order	2,900	Market	12/7/06	RS	NA
1/24/09	Day order	2,500	Market	1/24/06	RS	NA
Total		44,800

Sale of shares at $20.00 or better:

Beginning of Sales period(1)	Sale Instructions(2)(3)	# of shares to sell	Limit price or market	Grant Date	Grant Type	Option Strike Price
9/10/07		100,000	$20.00	11/17/03	NQ	$10.470
10/31/07		33,000	$20.00	10/31/05	RS	NA
12/7/07		5,725	$20.00	12/7/06	RS	NA
1/24/08		5,000	$20.00	1/24/06	RS	NA
2/15/08		52,500	$20.00	11/17/03	NQ	$10.470
5/15/08		100,000	$20.00	12/22/03	NQ	$11.455
8/15/08		100,000	$20.00	12/22/03	NQ	$11.455
10/31/08		33,000	$20.00	10/31/05	RS	NA
12/7/08		5,725	$20.00	12/7/06	RS	NA
1/24/09		5,000	$20.00	1/24/06	RS	NA
Various	See instruction 4 below	up to 20,000	See 4 below	1/24/06	RS	NA
Various	See instruction 4 below	up to 80,500	See 4 below	12/7/06	RS	NA
Total		540,450

(1)             If data falls on a market holiday, trade shall be entered on next trading day.

(2)             Price and time discretion, within plan parameters, with understanding that TWP will make best efforts to sell all shares in a given month within 3 consecutive trading days.

(3)             In the event, TWP is not able to sell the authorized shares during a particular month, such shares shall be carried over and added to the authorized shares for the following and subsequent months, subject to the original limit price and selling instructions.

(4)             Upon the notification by the company of the vesting of performance-based restricted shares (granted 1/24/06 & 12/7/06), such shares shall be sold as follows: 35% of the vested shares shall be sold at market and the remaining vested shares shall be sold at a limit price of $20.00.

/s/ Patrick Fourteau	9/7/07
Patrick Fourteau	Date

/s/ Jeff Handy	9/7/07
Jeff Handy — Partner	Date